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                                                                Exhibit 10.7

                            ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement ("Agreement"), dated September 29, 1995 among Drilex Holdings Corp., a Delaware corporation ("Parent"), Drilex Systems, Inc., a Texas corporation ("Buyer" and together with Parent, the "Buyer Parties"); and ENSCO Technology Company, a Delaware corporation ("Seller"), and ENSCO International Incorporated, a Delaware corporation ("ENSCO" and, together with Seller, the "Seller Parties");

                              W I T N E S S E T H:

          WHEREAS, Seller and its Subsidiaries (as defined below) are engaged in the business (the "Business") of providing directional drilling and surveying services primarily to the oil and gas industry; and

          WHEREAS, the Buyer Parties wish to purchase from the Seller Parties and the Seller Parties wish to sell, transfer, assign and deliver to the Buyer Parties substantially all of Seller's assets except as set forth herein;

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          The terms set forth below in this Article I shall have the meanings ascribed to them below:

          Affiliate: with respect to any person, means any person that directly or indirectly controls, is controlled by or is under common control with such person.

          best efforts: means a party's efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable effort or expense.

          Hazardous Substances: means any pollutant, toxic substance, asbestos, hazardous waste, or any constituent of any such substance, waste or product, whether solid, liquid or gaseous in form, described in the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA"), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), or regulated under RCRA, CERCLA, Superfund or under any other federal, state or local law, statute, ordinance, rule, regulation, order, judicial decision, arbitration decision or determination of any governmental authority, and shall include petroleum, natural gas, natural gas liquids, crude oil and any fraction or product thereof.
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          Lien:  means any lien, pledge, claim, charge, security interest or other encumbrance, option or other rights of any third person of any nature whatsoever.

          Permitted Liens: means (a) (1) Liens for current taxes and assessments not yet due, (2) inchoate mechanic and materialmen liens for construction in progress and (3) inchoate workmen, repairmen, warehousemen, customer, employee and carriers liens arising in the ordinary course of business, in each case with respect to obligations or claims which are either not delinquent or are being contested in good faith and by appropriate proceedings conducted with due diligence and (b) Liens arising under this Agreement or the agreements contemplated by this Agreement.

          person: means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

          Subsidiary: of any person, means any entity, more than 50% of the outstanding voting interests of which are owned, directly or indirectly, by such person, by one or more other Subsidiaries of such person or by such person and one or more other Subsidiaries of such person.


                                   ARTICLE II

                          PURCHASE, SALE AND DELIVERY

          Section 2.1 Purchased Assets. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing (as defined below), (i) Seller shall sell, transfer, convey, assign and deliver to Parent, and Parent shall acquire and purchase from Seller the Purchased Assets (as defined below), and (ii) concurrently with or immediately following such acquisition by Parent, Parent shall sell, transfer, convey, assign and deliver to Buyer as a capital contribution the Purchased Assets. For purposes of this Agreement, but subject to Section 2.2, the term "Purchased Assets" shall mean all assets owned by Seller immediately prior to the Closing (whether or not included below), including all of the following assets, properties and rights of Seller (collectively, the "Purchased Assets"):

     (a) All inventories, including all inventories of directional drilling and surveying equipment, raw materials, supplies and packing and shipping material (collectively, the "Inventory"), a listing of which as of August 31, 1995 is attached as Schedule 2.1(a);

     (b) All accounts receivable of Seller (the "Accounts Receivable"), a listing of which as of August 31, 1995 is attached as Schedule 2.1(b);

     (c) All tools, equipment, machinery, rolling stock, dies, furniture, fixtures, store equipment, shop equipment, automobiles, trucks, service equipment, computer equipment and leasehold improvements (the "Fixed Assets"), a listing of which as of August 31, 1995 is attached as Schedule 2.1(c);

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     (d) All contracts and agreements (including distribution contracts)
that are listed on Schedule 2.1(d) or that are entered into in the ordinary course of business after August 31, 1995 and are not prohibited by this Agreement (the "Contracts");

     (e) All of Seller's rights accruing from and after the Closing Date to each purchase or sales order or other contract, agreement or commitment for the purchase, sale or rental of goods or services that was entered into in the ordinary course of business prior to the Closing Date (the "Purchase, Sale and Rental Contracts"), a listing of which as of August 31, 1995 is attached as
Schedule 2.1(e);

     (f) All rights of Seller under express or implied warranties, if any, from the suppliers of Seller, manufacturers or others with respect to the Purchased Assets (the "Warranty Rights");

     (g) All intellectual property, including patents, trademarks, trade names, trade secrets, copyrights, blueprints, drawings, computer software and similar items, together with any goodwill associated therewith and all rights of action on account of past, present, and future unauthorized use or infringement thereof (the "Intellectual Property"), a listing of which as of August 31, 1995 is attached as Schedule 2.1(g);

     (h) All of the capital stock owned by Seller in ENSCO Technology Canada Inc., a Canadian corporation, representing 70% of the outstanding capital stock of such corporation, together with all receivables or indebtedness due from ETCI to Seller;

     (i) The leases of real property that are listed on Schedule 2.1(i) (the "Assigned Leases"); and

     (j) All books, operating and financial records, correspondence, files, customer and vendor lists, sales brochures and other data used in or relating to the Business (the "Records"); provided, however, that with respect to such materials located in the Dallas, Texas offices of ENSCO, Seller shall only be required to deliver, at Seller's expense, copies of any such materials to Buyer as Buyer may reasonably request.

          Section 2.2 Excluded Assets. Notwithstanding Section 2.1, the Purchased Assets shall not include, and Parent will not acquire or purchase, any of the following (collectively, the "Excluded Assets"):

     (a) Any minute books or stock records of Seller;

     (b) Any cash, cash equivalents, deposits and other current assets (other than accounts receivables) of Seller;

     (c) Subject to Section 6.10, all trademarks, trade names, logos or other rights that utilize the name "ENSCO" or "Energy Service Company."

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          Section 2.3 Purchase Price. Subject to the adjustments provided in this Agreement, the purchase price to be paid at the Closing for the Purchased Assets (the "Purchase Price") is $14,720,000. The Purchase Price shall be adjusted pursuant to Section 2.5 below and shall be paid in accordance with the following provisions: At the Closing, Parent shall (i) pay the aggregate sum of $10,000,000 to Seller by wire transfer in immediately available funds to the account(s) designated in writing by Seller, (ii) deliver to Seller a promissory note of Parent (the "First Note") in the form of Exhibit A in the principal amount of $2,220,000 and (iii) deliver to Seller a convertible promissory note of Parent (the "Convertible Note" and, together with the First Note, the "Notes") in the form of Exhibit B in the principal amount of $2,500,000.

          Section 2.4 Closing. The closing of the purchase and sale provided for herein (the "Closing") shall take place at such time and at such date as are mutually agreed to by Buyer and ENSCO at the offices of Baker & Botts, L.L.P., Houston, Texas. The date on which the Closing is held is referred to in this Agreement as the "Closing Date."

          Section 2.5 Post-Closing Adjustment. (a) Within 90 calendar days following the Closing, Seller shall prepare and deliver to Buyer a consolidated balance sheet (the "Balance Sheet") of Seller and its Subsidiaries as of the Closing Date (prior to the effects of the transactions occurring at the Closing) and a statement (the "Statement") , reflecting the calculation of the adjustment, if any, to the Purchase Price pursuant to this Section 2.5, accompanied by a certificate of an officer of Seller to the effect that such statement has, to his knowledge, been prepared in accordance with the terms of this Agreement. The Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") and the financial reporting policies and procedures utilized by Seller prior to the Closing. Buyer shall have a period of 30 calendar days after delivery of the Balance Sheet and the Statement to review (and cause Buyer's auditors to review) such documents and make any objections it may have in writing to Seller. If written objections are delivered to Seller by Buyer within such 30-day period, then Buyer and Seller shall attempt to resolve the matter or matters in dispute. If no written objections are made by Buyer within such 30-day period, then the Balance Sheet and the Statement shall be final and binding on the parties hereto. If disputes with respect to the Balance Sheet or the Statement cannot be resolved by Buyer and Seller within 30 calendar days after the delivery of the objections thereto, then, at the request of Buyer or Seller, the specific matters in dispute shall be submitted to the Houston office of a "Big Six" accounting firm, other than Price Waterhouse L.L.P. or Deloitte & Touche L.L.P. (the "Auditors") as may be approved by Seller and Buyer, which firm shall render its opinion as to such matters. Based on such opinion, such independent accounting firm will then send to Seller and Buyer its determination of the specified matters in dispute, which determination shall be final and binding on the parties hereto. The fees and expenses of the Auditors shall be borne one-half by Seller and one-half by Buyer. Seller has provided Buyer the list of Inventory and Fixed Assets based on a physical inventory as of August 27, 1995 and has provided Buyer the aggregate book value of the items constituting the Inventory and Fixed Assets. Seller and Buyer agree that no adjustments will be made to the Purchase Price pursuant to this Section 2.5 in respect of the aggregate value attributable to the Inventory or the Fixed Assets except to the extent such adjustments are based on physical discrepancies between the physical inventory and the Inventory or the Fixed Assets.

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          (b) If the Net Worth (as defined herein) of Seller and its
Subsidiaries reflected on the Balance Sheet as finally determined pursuant to
Section 2.5(a) is less than $7,500,000 (the "Base Amount"), then within five days following the final determination thereof, Seller shall pay Parent by wire transfer in immediately available funds to the account or accounts designated by Parent the amount by which the Net Worth is less than the Base Amount. If the Net Worth (as defined herein) of Seller and its Subsidiaries reflected on the Balance Sheet is greater than the Base Amount, then within five days following the final determination thereof, Parent shall pay Seller by wire transfer in immediately available funds to the account or accounts designated by Seller the lesser of (x) the amount by which the Net Worth is greater than the Base Amount and (y) $1,790,000. In the event the Net Worth of Seller and its Subsidiaries reflected in the Balance Sheet is greater than $9,290,000, the principal amount of the First Note shall be increased by the amount by which the Net Worth exceeds $9,290,000. As used herein, the term "Net Worth" means the amount determined by subtracting the amount of the Assumed Liabilities, the liabilities of ETCI and minority interests from the amount of the Purchased Assets, in each case as reflected on the Balance Sheet.

          Section 2.6 Registration Rights Agreement. At the Closing, Parent and Seller shall enter into a registration rights agreement in substantially the form of Exhibit C.

          Section 2.7 Stockholders' Agreement. At the Closing, Parent, Seller and DRLX Partners, L.P., shall enter into a stockholders' agreement in substantially the form of Exhibit D.

          Section 2.8 Allocation Reporting. The Buyer Parties and the Seller Parties agree to report the allocation of the Purchase Price among the Purchased Assets as set forth in Schedule 2.8. As soon as practicable after the Closing Date, but in no event later than December 31, 1995, the Buyer Parties and the Seller Parties shall jointly prepare IRS Form 8594 to report the allocation of the Purchase Price in conformity with the preceding sentence which reflects, among other things, the agreed fair market value of the Purchased Assets. Each party hereto agrees not to assert, in connection with any tax return, tax audit or similar proceeding, any allocation that differs from that set forth in this
Section 2.8.

          Section 2.9 Taxes Upon Conveyance and Transfer. Seller shall pay all sales, use, transfer or similar taxes payable in connection with the sale, transfer and assignment of the Purchased Assets to Parent.

          Section 2.10 Other Taxes, Utilities and Assessments; Other Allocations. Any real estate taxes, personal property taxes or assessments with respect to the Purchased Assets, any charges for utilities or similar costs or assessments, common area maintenance reimbursements to lessors, local business or other license fees or taxes and other similar periodic charges and all payments under the Assigned Leases and the Contracts shall be prorated through the Closing Date (based on estimates or the most recent amounts paid), with Seller being responsible for all of such prorated charges attributable to the period prior to the Closing Date and Parent being responsible for post-closing prorations; provided, however, that, notwithstanding such proration, Seller shall be responsible for timely remitting the funds required to pay such costs and charges for all bills received by Seller, and Parent shall be responsible for timely remitting the funds required to pay such costs

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and charges for all bills received by Parent.  Promptly upon receipt, Parent or
Seller, as appropriate, shall provide the other with copies of all bills for such items for which the other party is responsible pursuant to this Section
2.10. If the accruals set forth on the Balance Sheet are inadequate to cover real and personal property taxes, utilities, common area maintenance reimbursements to lessors, local business or other license fees or taxes, other similar periodic charges and any other items referred to in this Section 2.10 accrued through the Closing Date, Seller shall pay Parent the deficiency promptly on request. If the accruals set forth on the Balance Sheet exceed the real and personal property taxes, utilities, common area maintenance reimbursements to lessors, local business or other license fees or taxes, other similar periodic charges and any other items referred to in this Section 2.10 accrued through the Closing Date, Parent shall pay Seller the excess promptly on request.

          Section 2.11 Condition to Transfer of Contracts. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that at the Closing, Seller is not assigning to Parent any Contract, Agreement (as hereinafter defined) or other right which by its terms requires the consent of any other party unless such consent has been obtained prior to the Closing. With respect to each such unassigned Contract, Agreement or right, after the Closing Seller shall continue as the prime contracting party and, if requested by Parent, shall use its best efforts to obtain the consent of all required parties to the assignment of such Contract, Agreement or right, but Parent shall be entitled to the benefits of such Contract, Agreement or right accruing after the Closing to the extent that Seller may provide Parent with such benefits without violating the terms of such Contract, Agreement or right, and Parent agrees to perform at its sole expense all of the obligations of Seller to be performed under such Contract, Agreement or right the benefits of which Parent is receiving after the Closing Date.

          Section 2.12 Accounts Receivable. Seller agrees that on and after the Closing Date, Buyer shall have the right and authority to collect all Accounts Receivable, and, if necessary, to endorse with the name of Seller any checks received on account of any such receivables. The Seller Parties shall transfer to Buyer any cash or other property which any of them may receive in respect of such receivable items no later than seven days after receipt. The Seller Parties may offset any amount required to be so transferred by the amount of any reimbursement due to Seller pursuant to the last sentence of Section 3.1; provided, however, that the Seller Parties may not offset any such amounts unless and until the statement referred to in such sentence has been received by the Buyer Parties. If Buyer determines that any Accounts Receivable are not collectible within the context of Section 4.26 and seeks indemnification with respect thereto from Seller, Buyer shall reassign its rights to any such Accounts Receivable to Seller, who shall then have the right and authority to collect such Accounts Receivable for Seller's account.

          Section 2.13 Mail Received After Closing. Following the Closing, Buyer may receive and open all mail addressed to Seller and, to the extent that such mail and the contents thereof relate to the business of Seller or the Purchased Assets, deal with the contents thereof in its discretion. Buyer shall notify Seller of (and provide Seller copies of) any mail that on its face obliges any Seller Party to take any action.

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                                 ARTICLE III

                          LIABILITIES AND OBLIGATIONS

          Section 3.1 Obligations Assumed. As part of the consideration for the Purchased Assets, Parent shall assume (the "Assumed Liabilities") (i) the accrued liabilities of Seller set forth on Schedule 3.1 (in an amount not exceeding the amount of accrued liabilities reflected in the Balance Sheet), excluding any items specifically excluded by other provisions of this Agreement, and the trade accounts payable of Seller, in each case if but only if they were incurred by Seller in the ordinary course of business prior to the Closing and are not prohibited by this Agreement, and (ii) Seller's obligations that accrue after the Closing Date under the Contracts referred to in Schedule 2.1(d), under the Purchase, Sale and Rental Contracts referred to in Schedule 2.1(e) and under the Assigned Leases referred to in Schedule 2.1(i), in each case if but only if they are assigned or transferred to Parent. To the extent that Seller shall pay any amounts assumed by Parent in accordance with the immediately preceding sentence, Parent shall reimburse Seller for such payments no later than seven days after Parent's receipt of evidence of payment thereof. Seller shall pay all salaries, wages, employee benefits and related employment taxes accrued as of the Closing, and the Buyer Parties shall reimburse Seller for such payments to the extent the same constitute Assumed Liabilities hereunder within seven days after receipt of a statement from Seller setting forth such payments.

          Section 3.2 Liabilities and Obligations Not Assumed. Other than as specifically set forth in Sections 2.10 or 3.1 above, Parent assumes no obligation whatsoever of Seller, and Parent expressly disclaims the assumption of any liability of any type whatsoever of Seller or in connection with any of Seller's assets or business operations, including without limitation (i) any and all tax liabilities accruing on or before the Closing Date in connection with any Purchased Asset or otherwise, (ii) any and all liabilities arising from or under any environmental laws, including but not limited to federal environmental statutes (and associated rules and regulations) such as RCRA, CERCLA, Superfund, Clean Air Act, Clean Water Act, Safe Drinking Water Act, Community Right to Know Act, or OSHA, or otherwise, or any similar state or local environmental laws, rules or regulations, (iii) any and all liabilities in connection with any claim by any person, entity or agency claiming to have suffered any environmental damage or harm of any type, including any actual or alleged damage or harm to groundwater, surface water, well water, ground, soil, or the atmosphere, or otherwise relating to any Hazardous Substance (as hereafter defined), (iv) any and all employment or personnel-related liabilities whatsoever of Seller, including, but not limited to, any liability under any employment contract, liability for wages or salary, liability for bonuses or commissions, liability for severance to employees (including without limitation as a result of this transaction), COBRA liability, OSHA liability, liability for disabled individuals, workers' compensation liability, ERISA obligations or liability, WARN Act liability, liability under any profit sharing plan, liability under any pension plan, liability under any welfare benefit plan, or liability for any claims alleging illegal discrimination of any type, (v) any indebtedness of Seller, (vi) any liabilities to ENSCO or any of its Affiliates and (vii) any liability or obligation (contingent or otherwise) of Seller arising out of any claim, litigation or proceeding threatened or pending on or before the Closing Date or out of any claim, litigation or proceeding threatened or initiated after the Closing Date to the extent based on or caused by any act or omission occurring, or condition or circumstances existing, prior to the

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Closing Date, or any condition caused by any act or omission occurring prior to the Closing Date, or any product sold or manufactured by Seller or a service provided by Seller (including all product liability and warranty claims and product returns with respect thereto).


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

          The Seller Parties, jointly and severally, represent and warrant to each Buyer Party the following:

          Section 4.1 Corporate Status and Good Standing. Each of ENSCO and Seller and Seller's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority under its certificate or articles of incorporation and by-laws to own and lease its properties and to conduct business as the same exists. Each of ENSCO and Seller and Seller's Subsidiaries is duly qualified to do business as a foreign corporation in all states in which the nature of its business requires such qualification and the failure to do so would have an adverse effect on such party or the Purchased Assets.

          Section 4.2 Authorization. Each Seller Party has full corporate power and authority under its certificate or articles of incorporation and by-laws, and its board of directors and stockholders have taken all necessary action to authorize it, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligation of each Seller Party that is a party thereto enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

          Section 4.3 Non-Contravention. Except as set forth in Schedule 4.3, neither the execution and delivery of this Agreement or any documents executed in connection herewith, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the charter or bylaws of any Seller Party or any Subsidiary of Seller or any provision of any agreement or instrument to which any Seller Party or any Subsidiary of Seller is a party, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and except for required filings with Revenue Canada and Investment Canada.

          Section 4.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by any Seller Party or any Subsidiary of Seller in connection with this Agreement.

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          Section 4.5  Broker Involvement.  No Seller Party or Subsidiary of
Seller has hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

          Section 4.6 Litigation. Except as set forth on Schedule 4.6, there is no investigation, claim or proceeding or litigation of any type pending or threatened involving any Purchased Asset or that might have a material adverse effect on Seller or any Subsidiary of Seller, and the Seller Parties and Subsidiaries of Seller are unaware of any judgment, order, writ, injunction or decree of any court, government or governmental agency, or arbitral tribunal against or involving Seller, any Subsidiary of Seller or any Purchased Asset or that might have a material adverse effect on Seller, any Subsidiary of Seller or any of the Purchased Assets.

          Section 4.7 Title. Seller is the true and lawful owner of the Purchased Assets, and Seller's Subsidiaries are the true and lawful owners of all of their respective assets, in each case free and clear of any and all liens, encumbrances, mortgages, options, security interests, restrictions, liabilities, pledges and assignments of any kind other than Permitted Liens, and, except as set forth on Schedule 4.7, Seller has the full right to sell and transfer to the Buyer Parties good and marketable title to the Purchased Assets, free and clear of any and all Liens other than Permitted Liens. The delivery to the Buyer Parties of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Purchased Assets in Parent, free and clear of all Liens other than Permitted Liens.

          Section 4.8  Continuity Prior to Closing Date.  Except as set forth on
Schedule 4.8, from August 31, 1995 to and including the Closing Date, Seller and its Subsidiaries have conducted the Business in the usual and customary manner and in the ordinary course of business, consistent with historical practice, and there has not been:

          (a) any sale, lease, distribution, transfer, mortgage, pledge or subjection to lien of any assets of Seller or its Subsidiaries, except sales of inventory and obsolete or surplus equipment in the ordinary and usual course of business and the creation of Permitted Liens;

          (b) any material transaction by Seller or its Subsidiaries not in the ordinary and usual course of business;

          (c) any material damage, destruction or loss to the Purchased Assets, any assets of any Subsidiary of Seller or any other assets used in the Business, whether or not covered by insurance;

          (d) a termination, or a threatened termination, or material modification, in each case not in the ordinary course of business, of any material contract or the relationship of Seller or its Subsidiaries with any customer or supplier, who in the aggregate accounted for in excess of $500,000 of sales or purchases during Seller's last full fiscal year;

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          (e) any change by Seller or its Subsidiaries in accounting methods or principles or the application thereof or any change in the policies or practices with respect to items affecting working capital;

          (f) any acceleration of shipments, sales or orders or other similar action in contemplation of this Agreement or otherwise not in the ordinary course of business consistent with past practice;

          (g) any bonus payments, salary increases, commission increases or modifications, the execution of any employment agreement, severance arrangement, consulting arrangement or similar document or agreement, or other changes in employee benefits or other compensation, except for such matters the expenses of which or the payments for which are made or to be made by Seller and that are not treated as Assumed Liabilities under this Agreement;

          (h) any waiver by Seller or its Subsidiaries of any rights that, singly or in the aggregate, are material to the Business, the Purchased Assets or the financial condition or results of operation of Seller or its Subsidiaries;

          (i) any labor strikes, union organizational activities or other similar occurrence; or

          (j) any contract or commitment by Seller or its Subsidiaries to do or cause to be done any of the foregoing.

          Section 4.9 Contracts and Commitments. Schedule 4.9 lists all agreements, commitments, contracts, undertakings or understandings not listed on Schedules 2.1(d), 2.1(e) or 2.1(i) to which Seller or any of its Subsidiaries is a party as of August 31, 1995 and which relate to the Business or the Purchased Assets, including but not limited to trademark, trade name or patent license agreements, service agreements, lease, purchase or sale agreements, supply agreements, distribution or distributor agreements, purchase orders, customer orders and equipment rental agreements that are either material to Seller or any of its Subsidiaries or involve consideration with a value of $25,000 or more. Neither Seller nor any of its Subsidiaries is in breach of or default under any material agreement, lease, contract or commitment listed or of a type required to be listed (without regard to the date thereof) in Schedules 2.1(d), 2.1(e), 2.1(i) or 4.9 (collectively, the "Agreements"). Each Agreement is a valid, binding and enforceable agreement of Seller or a Subsidiary of Seller and the other parties thereto, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. There has not occurred any breach or default under any Agreement on the part of the other parties thereto, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default under any Agreement. There is no dispute between the parties to any Agreement as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Agreement has indicated its intention to, or suggested it may evaluate whether to, terminate any Agreement. Neither Seller nor any Subsidiary of Seller is a party to any covenant or obligation of any nature limiting the freedom of Seller to compete in any

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line of business and binding on any Buyer Party after the Closing.  No notice has been given under any Assigned Lease to extend the term hereof beyond its current term.

          Section 4.10  Trademarks, Trade Names and Intellectual Property.
Schedule 2.1(g) contains an accurate and complete list of (i) all patents, pending patent applications and invention memoranda relating to the Business or the Purchased Assets, (ii) all registered United States and foreign trademarks, trade names and logos owned or used by Seller or any Subsidiary of Seller in connection with its business or Purchased Assets, except for such trademarks, trade names and logos containing the names "ENSCO" or "Energy Service Company," and all registrations thereof, and (iii) all unregistered United States and foreign trademarks, trade names and logos used by Seller or any Subsidiary of Seller in connection with its business or Purchased Assets. Seller has the right to use all trademarks, trade names, logos, patents, pending patent applications and invention memoranda referred to herein. There is no pending or threatened action or claim that would impair any such right.

          Section 4.11 All Assets of Business. The Purchased Assets listed on Schedules 2.1(a), 2.1(b), 2.1(c), 2.1(d), 2.1(e), 2.1(g) and 2.1(i) and the
Purchased Assets referred to in Section 2.1(f), 2.1(h) and 2.1(j) constitute all assets owned by Seller or any Subsidiary of Seller or used in the conduct of the Business by Seller or any Subsidiary of Seller (other than the Excluded Assets) on August 31, 1995. All the Purchased Assets will be delivered to the Buyer Parties on the Closing Date.

          Section 4.12 Financial Records; Budget. The financial statements of Seller as of and for the years ended December 31, 1994, and as of and for the eight months ended August 31, 1995 previously delivered to Parent and the Balance Sheet to be delivered to Parent (the "Financial Statements") are or will be when delivered accurate and complete, were or will be when delivered prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as set forth therein) and fairly present or will when delivered fairly present the financial condition and results of operations of Seller. Seller's fiscal 1995 budget and capital budget previously furnished by Seller to Buyer (i) are true and complete copies of Seller's internal budgets for fiscal 1995, (ii) were prepared by management of Seller in good faith and
(iii) were prepared on a reasonable basis.

          Section 4.13 Condition of Assets. The Purchased Assets are fit for the particular purposes for which they are used in the Business, subject only to normal maintenance and repair and normal wear and tear reasonably expected in the ordinary course of business.

          Section 4.14 Liabilities. Except as set forth on any Schedule hereto or in the financial statements and notes thereto referred to in Section 4.12, there is no existing, contingent or threatened liability, obligation, lien or claim of any nature (absolute, accrued, contingent or otherwise) that relates to or has been or may be asserted against Seller, any Subsidiary of Seller or the Purchased Assets.

          Section 4.15 Employees and Related Matters. Schedule 4.15 is a complete list of all employees of Seller or any Subsidiary of Seller, listing the title or position held, base salary, any commissions or other compensation or employee benefits to which such employees are entitled to receive. Seller has previously disclosed orally to Parent the material terms of any oral or written agreement with any Seller Party or any Subsidiary of Seller.

          Section 4.16 No Material Change. There has been no material adverse change in the Purchased Assets or their value or in the Business from August 31, 1995 to and including the Closing Date, and no event has occurred which could be expected to lead to or cause such a material adverse change.

          Section 4.17 Ownership. ENSCO owns all the issued and outstanding capital stock of Seller. The capitalization of each of Seller's Subsidiaries and Seller's ownership thereof is as set forth on Schedule 4.17. ETCI has no outstanding options or convertible securities.

          Section 4.18 Compliance With Law. Neither Seller nor any Subsidiary of Seller is in violation of any provision of any law, decree, order, regulation, license, permit, consent, approval, authorization or qualification or order, including, without limitation, those relating to health, the environment or Hazardous Substances, and neither Seller nor any Subsidiary of Seller has received notice of any alleged violation of such law, decree, order, regulation, license, permit, consent, approval, authorization or qualification or order.

          Section 4.19 WARN Act Notices. Any notice required under the Federal Workers Adjustment and Retraining Notification Act ("WARN Act") that is, has been or will be required of Seller or any Subsidiary of Seller to its employees or former employees by reason of its obligations under the WARN Act resulting from the transactions contemplated by this Agreement has been or will be given by Seller or such Subsidiary.

          Section 4.20 Insurance. The insurance currently maintained by Seller is in such amount and is of such type and scope as is customary in the industry in which Seller operates.

          Section 4.21  Government Licenses, Permits and Related Approvals.
Schedule 4.21 hereto sets forth a list of all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities required for the conduct of the Business by Seller or any Subsidiary of Seller, all of which are in full force and effect.

          Section 4.22 Taxes. Seller has caused to be timely filed with appropriate federal, state, local and other governmental authorities all tax returns, information returns or statements and reports ("Tax Returns") required to be filed prior to the date hereof with respect to the Purchased Assets, the operations of Seller or its Subsidiaries or the conduct of the Business, and has paid or caused to be paid all taxes due with respect thereto. Seller has neither received nor has knowledge of any notice of deficiency or assessment or proposed deficiency or assessment with respect to any of the Purchased Assets, the operations of Seller or its Subsidiaries or the conduct of the Business from any taxing authority, and there are no outstanding agreements or waivers that extend any statutory period of limitations applicable to any federal, state or local income or franchise Tax Returns that include or reflect the use and operation of the Purchased Assets, the operations of Seller or its Subsidiaries or the conduct of the Business. There are no threatened audits of, or assessments against, Seller or any Subsidiary of Seller with respect to taxes that may be asserted against Seller. Neither Seller nor any Subsidiary of Seller is a party to any action or proceeding by any governmental authority for the collection or assessment of taxes. The transactions contemplated hereby qualify as a "occasional sale" under Section 151.304 of the Texas Tax Code.

          Section 4.23 Safety Reports. Seller has previously provided Buyer copies of all injury reports, worker's compensation reports and claims, safety citations and reports, OSHA reports and all documents relating to any of the foregoing since January 1, 1994.

          Section 4.24 Investment Intention. Seller is acquiring the First Note and the Convertible Note (and any securities issued upon conversion thereof) hereunder for investment, solely for its own account and not with a view to the distribution thereof.

          Section 4.25 Transactions with Certain Persons. Except as set forth on Schedule 4.25, during the past three years neither Seller nor any Subsidiary of Seller has, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of Seller or a Subsidiary of Seller), in the ordinary course of business or otherwise and that are material in amount, (i) any officer, director or shareholder of any Seller Party or any subsidiary thereof or (ii) any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Seller Party or any shareholder thereof. No Seller Party owes any amount to, or has any contract with or commitment to, any employees of Seller or any Subsidiary of Seller (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), other than as previously disclosed to Buyer, which shall not be treated as Assumed Liabilities under this Agreement.

          Section 4.26 Accounts Receivable. The Accounts Receivable of Seller and its Subsidiaries purchased by Parent are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions in the ordinary course of business, are owned free and clear and not subject to any Lien, and all Accounts Receivable billed prior to the Closing Date are collectible net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated consistent with past practice).

          Section 4.27 Employee Benefits. Schedule 4.27 contains a complete list of "employee welfare plans" (as that term is defined in Section 3(1) of ERISA) in which active or former employees of Seller or any Subsidiary of Seller (collectively, the "Affected Employees") participate (which plans as applied to such Affected Employees are hereinafter referred to as "Welfare Plans").
Schedule 4.27 also contains a complete list of "employee pension benefit plans" as that term is defined in Section 3(2) of ERISA in which Affected Employees participate (which plans as applied to such Affected Employees are hereinafter referred to as "Pension Plans"). No Affected Employees participate in any "multiemployer plan" (as that term is defined in Section 3(37) of ERISA). The Welfare Plans and Pension Plans are hereinafter collectively referred to as "Seller's Plans." Each of Seller's Plans is in compliance with the provisions of all applicable laws, rules and regulations, including, without limitation, ERISA and the Code. None of the Pension Plans have incurred any "accumulated funding deficiency" (as defined in Section 412(a) of the Code). Neither Seller nor any Subsidiary of Seller has incurred any liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan. Neither Seller nor any Subsidiary of Seller has employees covered by a collective bargaining agreement.


                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

          The Buyer Parties, jointly and severally, represent and warrant to each Seller Party the following:

          Section 5.1 Corporate Status and Good Standing. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority under its certificate or articles of incorporation and by-laws to own and lease its properties and to conduct its business as the same exists on the date hereof and on the Closing Date. Each of Parent and its Subsidiaries is duly qualified to do business as a foreign corporation in all states in which the nature of its business requires such qualification and the failure to do so would have an adverse effect on such party.

          Section 5.2 Authorization. Each Buyer Party has full corporate power and authority under its certificate or articles of incorporation and by-laws, and its board of directors and stockholders have taken all necessary action to authorize it, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligation of each Buyer Party that is a party hereto enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. Any shares of common stock, par value $.01 per share, of Parent ("Parent Stock") issued pursuant to the terms of the Convertible Note will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

          Section 5.3 Non-Contravention. Neither the execution and delivery of this Agreement or any documents executed in connection herewith, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with or result in breach of or require notice or consent under any law, the charter or bylaws of any Buyer Party or any Subsidiary of Parent or any provision of any agreement or instrument to which a Buyer Party or any Subsidiary of Parent is a party, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act.

          Section 5.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by a Buyer Party in connection with this Agreement.

          Section 5.5 Broker Involvement. No Buyer Party or any Subsidiary of Parent has hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

          Section 5.6 Litigation. Except as set forth on Schedule 5.6, there is no investigation, claim or proceeding or litigation of any type pending or, to the Seller Parties' knowledge, threatened that might have a material adverse effect on Parent or any Subsidiary of Parent, and the Buyer Parties and Subsidiaries of Parent are unaware of any judgment, order, writ, injunction or decree of any court, government or governmental agency, or arbitral tribunal against or involving Parent or any Subsidiary of Parent or that might have a material adverse effect on Parent or a Subsidiary of Parent.

          Section 5.7  Continuity Prior to Closing Date.  Except as set forth on
Schedule 5.7, from August 31, 1995 to and including the Closing Date, Parent and its Subsidiaries have conducted their business in the usual and customary manner and in the ordinary course of business, consistent with historical practice, and there has not been:

          (a) any material transaction by Parent or its Subsidiaries not in the ordinary and usual course of business;

          (b) any material damage, destruction or loss to any assets of Parent or any Subsidiary of Parent or any other assets used in their businesses, whether or not covered by insurance;

          (c) a termination, or a threatened termination, or material modification, in each case not in the ordinary course of business, of any material contract or the relationship of Parent or its Subsidiaries with any customer or supplier, who in the aggregate accounted for in excess of $500,000 of sales or purchases during Parent's last full fiscal year;

          (d) any change by Parent or its Subsidiaries in accounting methods or principles or the application thereof or any change in the policies or practices with respect to items affecting working capital;

          (e) any waiver by Parent or its Subsidiaries of any rights that, singly or in the aggregate, are material to the financial condition or results of operation of Parent or its Subsidiaries;

          (f) any labor strikes, union organizational activities or other similar occurrence; or

          (g) any contract or commitment by Parent or its Subsidiaries to do or cause to be done any of the foregoing.

          Section 5.8 Financial Quarter Records. The audited financial statements of Parent as of and for the year ended March 31, 1995, and the financial statements of Parent and each of its Subsidiaries as of and for the quarter ended June 30, 1995 and the months ended July 31, 1995 and August 31, 1995, previously delivered to Seller, are accurate and complete, were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as set forth therein) and fairly present the financial condition and results of operations of Parent and each of its Subsidiaries.

          Section 5.9 No Material Change. There has been no material adverse change in the business of Parent and its Subsidiaries from August 31, 1995 to and including the Closing Date.

          Section 5.10 Ownership. The capitalization of each of Parent's Subsidiaries and Parent's ownership thereof is as set forth on Schedule 5.10.

          Section 5.11 Insurance. The insurance currently maintained by Parent and its Subsidiaries is in such amount and is of such type and scope as is customary in the industry in which Parent and its Subsidiaries operate.

          Section 5.12 Capitalization. The authorized capital stock of Parent consists of 3,000,000 shares of Parent Stock. As of the Closing, prior to giving effect to the transaction contemplated hereby, there are 2,171,491 shares of Parent Stock issued and outstanding. Except as set forth on Schedule 5.12, there are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, Parent to purchase or otherwise acquire or to sell or to otherwise dispose of any security of or equity interest in Buyer.

          Section 5.13 Certain Materials. Parent has previously provided or made available to Seller true and complete copies of (i) all resolutions adopted by the Board of Directors or stockholders of Parent, (ii) all stockholder and similar agreements relating to Parent Stock, (iii) all instruments and other documents relating to indebtedness of over $100,000 to which Parent or any of its Subsidiaries is party or is bound, and (iv) all agreements or contracts with customers, the loss of which would have a material adverse effect on Parent and its Subsidiaries taken as a whole.

          Section 5.14  Contracts and Commitments.  Except as set forth on
Schedule 5.14, neither Parent nor any of its Subsidiaries is in breach of or default under any material agreement, lease, contract or commitment to which it is a party or is bound (a "Buyer Agreement"). Each Buyer Agreement is a valid, binding and enforceable agreement of Parent or a Subsidiary of Parent and, to the knowledge of the Buyer Parties, the other parties thereto, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. There has not occurred, to the knowledge of the Buyer Parties, any breach or default under any Buyer Agreement on the part of the other parties thereto, and, to the knowledge of the Buyer Parties, no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default under any Buyer Agreement. There is no dispute between the parties to any Buyer Agreement as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Buyer Agreement has indicated its intention to, or suggested it may evaluate whether to, terminate any Buyer Agreement. Neither

Parent nor any Subsidiary of Parent is a party to any covenant or obligation of any nature limiting the freedom of Parent to compete in any line of business.

          Section 5.15 Liabilities. Except as set forth on any Schedule hereto or in the financial statements and notes thereto referred to in Section 5.9 and except as incurred in the ordinary course of business after August 31, 1995, there is no material existing, contingent, or to the knowledge of the Buyer Parties, threatened liability, obligation, lien or claim of any nature (absolute, accrued, contingent or otherwise) that relates to or has been or may be asserted against Parent or any Subsidiary of Parent or any of their properties.

          Section 5.16 Employees and Related Matters. Buyer has previously orally disclosed to Seller the identity of all executives of Parent and its Subsidiaries with a base salary in excess of, or reasonably likely to receive total compensation in 1995 or 1996 in excess of, $100,000, the title or position held, base salary, any commissions or other compensation paid or payable, any material terms of any employment agreements to which such employee is a party and all employee benefits received by such employees.

          Section 5.17 Compliance With Law. Neither Parent nor any Subsidiary of Parent is in violation of any provision of any law, decree, order, regulation, license, permit, consent, approval, authorization or qualification or order, including, without limitation, those relating to health, the environment or Hazardous Substances, except for violations that could not be expected to have a material adverse effect on Parent or any Subsidiary of Parent, and neither Parent nor any Subsidiary of Parent has received notice of any alleged violation of such law, decree, order, regulation, license, permit, consent, approval, authorization or qualification or order.

          Section 5.18 Taxes. Parent has caused to be timely filed with appropriate federal, state, local and other governmental authorities all tax returns, information returns or statements and reports ("Tax Returns") required to be filed prior to the date hereof with respect to the operations of Parent or its Subsidiaries or the conduct of their business, and has paid or caused to be paid all material taxes due with respect thereto. Parent has neither received nor has knowledge of any notice of deficiency or assessment or proposed deficiency or assessment with respect to the operations of Parent or its Subsidiaries or the conduct of their business from any taxing authority, and there are no outstanding agreements or waivers that extend any statutory period of limitations applicable to any federal, state or local income or franchise Tax Returns that include or reflect the operations of Parent or its Subsidiaries or the conduct of their business. To the knowledge of the Buyer Parties, there are no threatened audits of, or assessments against, Parent or any Subsidiary of Parent with respect to taxes that may be asserted against Parent. Neither Parent nor any Subsidiary of Parent is a party to any action or proceeding by any governmental authority for the collection or assessment of taxes.

          Section 5.19 Transactions with Certain Persons. Except as set forth on Schedule 5.19, neither Parent nor any Subsidiary of Parent has, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of Parent or a Subsidiary of

Parent), in the ordinary course of business or otherwise and that are material in amount, (i) any officer, director or shareholder of any Buyer Party or any subsidiary thereof or (ii) any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Buyer Party or any shareholder thereof.

          Section 5.20 Intellectual Property. "Buyer Intellectual Property" means all trademarks, trademark rights, trade names, trade name rights, patents, patent rights, industrial models, inventions, copyrights, service marks, trade secrets, know-how and other proprietary rights and information used or held for use in connection with the business of Parent and its Subsidiaries as currently conducted, together with all applications currently pending for any of the foregoing. There is no assertion or claim challenging the validity of the Buyer Intellectual Property which, individually or in the aggregate, would have a material adverse effect on Parent or any of its Subsidiaries. To the knowledge of the Buyer Parties, there is no breach that would have a material adverse effect on Parent or any of its Subsidiaries or cause a loss of material rights under any license or other agreement pursuant to which Parent or any of its Subsidiaries has the right to use Buyer Intellectual Property, and there are no notices from third parties regarding actual or potential infringements by any Buyer Intellectual Property which, individually or in the aggregate, are reasonably likely to have a material adverse effect on Parent or any of its Subsidiaries.


                                   ARTICLE VI

                                   COVENANTS

          Section 6.1 Other Offers. From and after the date hereof, no Seller Party, or any of their respective officers, directors, stockholders, employees, affiliates, representatives or agents shall, directly or indirectly, (a) solicit, enter into or conduct discussions relating to, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, a merger or business combination involving the Seller or any of its Subsidiaries or the acquisition of an equity interest in, or a substantial portion of the assets of, the Seller or any of its Subsidiaries or (b) disclose any nonpublic information relating to the Seller or any of its Subsidiaries or the Business, or afford access to the properties, books or records of either of the Seller or any of its Subsidiaries, to any person or entity.

          Section 6.2 Conduct of the Business Pending the Closing. Until the Closing, the Seller shall comply, and ENSCO shall cause the Seller to comply, with the provisions set forth below:

          (a) Seller shall operate the Business in the ordinary course;

          (b) Seller shall promptly notify Buyer of, and furnish to Buyer any information that Buyer may reasonably request with respect to, the occurrence of any event or the existence of any state of facts that may result in the representations and warranties of any Seller Party not being true if they were made at any time prior to or as of the date of the Closing;

          (c) Except as required by Seller's Plans and set forth on Schedule 4.15, neither Seller nor any of its Subsidiaries shall (i) grant or agree to grant any bonuses to any employee that will be an Assumed Liability, (ii) grant any general increase in the rates of salaries or compensation of its or their employees or any specific increase to any employee, (iii) provide for any new pension, retirement or other employment benefits to any of its or their employees or any increase in any existing benefits or (iv) terminate or amend in any respect or provide for any material increase in benefits under any Seller Plan;

          (d) Neither Seller nor any of its Subsidiaries shall amend its certificate of incorporation or by-laws or enter into any merger or consolidation agreement;

          (e) Neither Seller nor any of its Subsidiaries shall authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any other securities or equity equivalents or amend any of the terms of any such securities or agreements;

          (f) The Seller Parties shall use best efforts to maintain and preserve the Business intact, to retain their present employees so that they will be available to Buyer after the Closing and to maintain existing relationships with customers, suppliers and others so that those relationships will be preserved after the Closing;

          (g) Neither Seller nor any of its Subsidiaries shall sell, assign or dispose of any of its material assets or properties, tangible or intangible, or incur or assume any liabilities or enter into any sale/leaseback or similar transaction, except for sales and dispositions made, or liabilities incurred, in the ordinary course of business consistent with past practices;

          (h) Neither Seller nor any of its Subsidiaries shall assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity except in the ordinary course of business consistent with past practices and in amounts not material to the Business or make any loans, advances or capital contributions to or investments in any other person or entity, other than in the ordinary course of business consistent with past practices and in amounts not material to the Business;

          (i) Seller and its Subsidiaries shall maintain in full force and effect all insurance currently maintained with respect to the Business;

          (j) Neither Seller nor any of its Subsidiaries shall take, or agree in writing or otherwise to take, any of the actions described in this Section 6.2 or any action that would make any representation or warranty inaccurate or untrue in any material respect or that would result in any of the conditions set forth in Article VII hereof not being satisfied;

          (k) Seller and its Subsidiaries shall comply with all applicable local, state and federal laws, rules and regulations, judgments, decrees, orders, governmental permits, certificates and licenses, including, without limitation, Environmental Laws;

          (l) Seller shall maintain the books of account and records in the usual, regular and customary manner consistent with practices employed prior to the date hereof; and

          (m) Seller shall not implement or adopt (i) any change in its accounting methods or principles or the application thereof (including depreciation lives) or (ii) any material change in its tax methods or principles or the application thereof (including depreciation lives), in either case without the prior written consent of Parent.

          Section 6.3 Employees. Seller and its Subsidiaries shall permit Buyer to interview any employees of Seller and its Subsidiaries, although Buyer shall have no obligation to employ any employees of Seller and its Subsidiaries, or to assume any liability of Seller and its Subsidiaries to any employee or former employee that is not an Assumed Liability. If Buyer extends an offer of employment to such an employee, Seller and its Subsidiaries will waive any non-competition, confidentiality or other employment contract obligation which might otherwise restrict said employee's right to be employed by Buyer. All such employees hired pursuant to the preceding sentence (i) shall initially be paid at the same rate of pay as set forth on Schedule 4.15 (exclusive of bonus, commission, etc.); provided that Buyer shall have the right to change any such salary after the initial pay period or to terminate the employment of any such employee at any time after the Closing and (ii) shall be eligible from and after the Closing to participate in Buyer's health insurance plan on the same basis as other employees generally. Promptly after the Closing, Seller will pay its employees all amounts due them (including, without limitation, on account of vacation pay).

          Section 6.4 Further Assistance. Seller shall execute and deliver to Buyer or Parent, at Closing or thereafter, any other instrument which may be reasonably requested by Buyer or Parent and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Purchased Assets identified after Closing.

          Section 6.5 Consents. After the Closing, the Seller Parties will use their best efforts to obtain any consents required in connection with the transactions contemplated hereby that are requested by the Buyer Parties and that have not been previously obtained.

          Section 6.6 Governmental Filings. As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the other, file any reports or notifications that may be required to be filed by it under applicable law, including filings under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other.

          Section 6.7 Access to Information. Prior to the Closing, Buyer may make such investigation of the business and properties of Seller and its Subsidiaries as Buyer may desire and, upon reasonable notice, Seller shall give to Buyer and its counsel, accountants and other representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the property, books, commitments, agreements, records, files and personnel of Seller and its Subsidiaries, and Seller shall furnish to Buyer during that period all copies of documents and information concerning the Business as Buyer may reasonably request, subject to applicable law. Buyer shall hold, and shall cause its counsel, accountants and other agents and representatives to hold, all such information and documents in confidence.

          Section 6.8 Other Action. Each of the parties shall use its reasonable efforts to cause the fulfillment at the earliest practicable date but, in any event, prior to the Closing Date of all of the conditions to their respective obligations to consummate the transactions under this Agreement.

          Section 6.9 Notes. Seller agrees that it will not assign, sell, transfer, hypothecate or pledge either of the Notes (or any security or other property issued upon conversion thereof) or any part thereof in violation of applicable law (including the federal securities laws), and no such assignment, sale, transfer, hypothecation or pledge shall be made unless Seller delivers to Parent an opinion of counsel satisfactory to Parent that this condition is met. Appropriate legends to such effect shall be placed on the First Note and the Convertible Note (and any security issued upon conversion thereof).

          Section 6.10 Elimination of Designations. As soon as practicable, but in any event within the periods set forth below, the Buyer Parties shall, at their expense, use their best efforts to eliminate all use of the name "ENSCO" or "Energy Service Company" or any other designations indicating an affiliation with Seller or any of its Affiliates: (a) with respect to all stationery, checks and other business forms (including, without limitation, all purchase orders and contracts) within 30 days following the Closing Date, (b) with respect to all motor vehicles, trailers and equipment, within 90 days following the Closing Date and (c) with respect to uses other than those described in clauses (a) and
(b) above, within 45 days following the Closing Date.

          Section 6.11  Cooperation with Financings and Financial Reporting.
The Seller Parties acknowledge and understand that in the event Parent conducts certain offerings of its securities or is subject to reporting requirements under the Securities Exchange Act of 1934, as amended, Parent will be required to obtain certain information relating to the Business and the Purchased Assets, including, but not limited to, audited or unaudited financial statements of Seller and ETCI or the Business, and disclose such information in registration statements and other documents filed with the Securities and Exchange Commission under the federal securities laws or in disclosure documents given investors in certain securities offerings. The Seller Parties agree to use their best efforts to cooperate fully and promptly, and shall cause their affiliates, accountants, counsel and other agents and representatives to cooperate fully and promptly, with Parent in connection therewith.

                                 ARTICLE VII

                                INDEMNIFICATION

          Section 7.1 Seller's Indemnity Obligations. Each Seller Party, jointly and severally, shall indemnify each Buyer Party (including its officers, directors, employees and agents) against, and hold harmless from and against, any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by a Buyer Party or any of its Affiliates as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of any Seller Party in this Agreement, (b) any violation or breach by any Seller Party of or default by any Seller Party under the terms of this Agreement, (c) the past or present presence, release, remediation or clean-up of, or exposure to, Hazardous Substances relating to or located on, within or under the Purchased Assets, the assets subject to the Assigned Leases or the assets of any Subsidiary of Seller, (d) any product liability or other claims concerning products sold or services provided by Seller or any Subsidiary of Seller prior to the Closing and (e) any debts, liabilities or obligations of Seller or any Subsidiary of Seller, direct or indirect, fixed, contingent or otherwise, whether known or unknown and whether asserted or unasserted, that are not Assumed Liabilities, including the items set forth on Schedule 4.6, except to the extent such Indemnified Amount relates to a matter for which indemnification would be provided under Section 7.2. The Buyer Parties shall be entitled to recover their reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of their rights under this Section.

          Section 7.2 Buyer's Indemnity Obligations. Each Buyer Party, jointly and severally, shall indemnify each Seller Party (including its officers, directors, employees and agents) against, and hold it harmless from and against, any and all Indemnified Amounts incurred by a Seller Party or any of its Affiliates as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of any Buyer Party in this Agreement, (b) any violation or breach by any Buyer Party of or default by any Buyer Party under the terms of this Agreement (c) any product liability or other claims concerning products sold or services provided by Parent or any Subsidiary of Parent prior to the Closing and (d) any Assumed Liabilities, except to the extent such Indemnified Amount relates to a matter for which indemnification would be provided under Section 7.1 without regard to the indemnification limitations provided herein or to an action or omission by a Seller Party after the Closing. The Seller Parties shall be entitled to recover their reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of their rights under this Section.

          Section 7.3 Survival; Threshold and Limits of Liability. The representations, warranties and indemnities set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for three years (except that (i) the representations and warranties set forth in Sections 4.7 and 4.18 with respect to environmental liabilities or Hazardous Substances and (ii) the indemnities contained in Sections 7.1(c) shall survive the Closing without limitation) (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival

Period"), but shall thereafter terminate and be of no further force and effect unless a written notice asserting a claim shall have been made pursuant to this
Article VII within the Survival Period with respect to such matter. Any claim for indemnification made in writing during the Survival Period shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. No party shall be liable under this
Article VII or for the breach of any representation or warranty (other than with respect to an item that is taken into account in determining Net Worth, as to which this limitation shall not apply) unless the aggregate amount of such liability (for all such claims) exceeds $350,000, in which event the Indemnifying Party shall be fully liable without regard to such threshold. Any liability under this Article VII shall be limited in the aggregate to a maximum amount equal, in the case of the Seller Parties, to the Purchase Price, and, in the case of the Buyer Parties, to the principal amounts outstanding from time to time under the Notes plus any principal amount converted to Parent Stock pursuant to the Convertible Note. This Section 7.3 shall not apply under any provisions of this Agreement other than Article VII.

          Section 7.4 Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

          (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("Claim Notice") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

          Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim and, if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to such Third Party Claim, whether the Indemnifying Party elects to defend the Indemnified Party with respect to such Third Party Claim.

          If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period and notifies the Indemnified Party that it elects to defend such Third Party Claim, the Indemnifying Party shall control negotiations toward resolution of such claim without the necessity of litigation, and if litigation ensues, to defend the same with counsel reasonably acceptable to the Indemnified Party, at the Indemnifying Party's expense, and the Indemnified Party shall extend reasonable cooperation in connection with such defense. The Indemnified Party shall be entitled to participate in, but not to control, the defense of any Third Party Claim resulting in litigation, at its own cost and expense; provided, however, that if the parties to any suit or proceeding shall include the Indemnifying Party as well as the Indemnified Party and the Indemnified Party shall have been advised in writing by counsel that one or more legal defenses may be available to it that may not be available to the Indemnifying Party, then the Indemnified Party shall be entitled to elect to control such suit or proceeding, but the Indemnifying Party shall be obligated to bear the fees and expenses of counsel of the Indemnified Party, which shall be selected by the Indemnified Party in its complete and sole discretion. If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period and the Indemnifying Party fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, the Indemnified Party shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and the Indemnifying Party shall be liable to the Indemnified Party for its expenses reasonably incurred or amounts paid in connection therewith. If the Indemnifying Party disputes its potential liability to the Indemnified Party within the Election Period or does not elect to defend such Third Party Claim, then the Indemnified Party shall be entitled to assume control of such negotiations or defense of action and the liability for the expense thereof, as well as any liability with respect to such Third Party Claim, shall be determined as provided in Section 7.5 below. If the Indemnifying Party disputes its potential liability to the Indemnified Party within the Election Period, and, if it is determined as provided in Section 7.5 that the Indemnifying Party is liable to the Indemnified Party with respect to such to such Third Party Claim, the Indemnifying Party may then assume the defense of such Third Party Claim.

          If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

          Neither the Indemnifying Party nor the Indemnified Party shall settle, compromise, or make any other disposition of any Third Party Claim which would or might result in any liability to the Indemnified Party or the Indemnifying Party under this Article VII without the written consent of such other party.

          (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder.

          Section 7.5 Arbitration of Disputes. If the Indemnifying Party disputes, either as to the amount or liability, that any claim described in a Claim Notice or an Indemnity Notice, as the case may be, is covered by such Indemnifying Party's covenant to indemnify contained in this Article VII, then the Indemnifying Party and the Indemnified Party agree to promptly negotiate in good faith to resolve their differences and to mutually agree upon an amount, if any, owed to Indemnified Party by the Indemnifying Party hereunder. If Indemnifying Party and Indemnified Party fail to agree within 30 days thereafter, the dispute shall be referred to non-binding mediation by a single mediator mutually agreed to by Buyer and Seller and conducted in Houston, Texas. The cost of the mediator shall be paid one-half by Buyer and one-half by Seller. If the Indemnifying Party and the Indemnified Party fail to agree within forty-five (45) days after the date such matter was referred to mediation, the matter shall be resolved by binding and final arbitration of a single arbitrator mutually agreed to by Buyer and Seller conducted in Houston, Texas in accordance with the rules of commercial arbitration of the American Arbitration Association. The prevailing party in any such arbitration proceeding shall be entitled to attorney's fees and other out-of-pocket expenses reasonably and necessarily incurred in connection with such proceeding, the amounts of which shall be contained in the award of the arbitrator.

          Section 7.6 General. The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing without limitation. The indemnification rights and obligations under this Article VII shall apply regardless of whether any suit or action results solely or in part from negligence of the parties. The rights of the parties to indemnification under this Article VII shall not be limited due to any investigations heretofore or hereafter made by such parties or their representatives, regardless of negligence in the conduct of any such investigations. All representations, warranties and covenants and agreements made by the parties shall not be deemed merged into any instruments or agreements delivered in connection with the Closing or otherwise in connection with the transactions contemplated hereby.


                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

          Section 8.1 Conditions Precedent to Obligations of Buyer. The obligation of the Buyer Parties to consummate the purchase under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Buyer Parties):

          (a) all representations and warranties of the Seller Parties contained in this Agreement shall be true and correct in all respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time, except such as will not have a material adverse effect and except such as would not reasonably be expected to have a material adverse effect on any Seller Party's ability to perform its obligations under this Agreement;

          (b) the Seller Parties shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Seller Parties prior to or at the Closing;

          (c) the Buyer Parties shall have been furnished with a certificate, dated the Closing Date, executed by an officer of each Seller Party certifying to the fulfillment of the conditions specified in Sections 8.1(a) and 8.1(b) hereof;

          (d) the waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated;

          (e) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against, the consummation of this Agreement; and

          (f) Parent shall have received proceeds from a loan from one or more commercial banks and from the issuance of its equity totaling at least $10,000,000 on terms and conditions satisfactory to Parent in order to finance the transactions contemplated hereby, related transaction costs and working capital.

          Section 8.2 Conditions Precedent to Obligations of the Seller Parties. The obligation of the Seller Parties to consummate the sale under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Seller Parties):

          (a) all representations and warranties of the Buyer Parties contained in this Agreement shall be true and correct in all respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time, except such as will not have a material adverse effect and except such as would not reasonably be expected to have a material adverse effect on any Buyer Party's ability to perform its obligations under this Agreement;

          (b) the Buyer Parties shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer Parties prior to or at the Closing;

          (c) the Seller Parties shall have been furnished with a certificate, dated the Closing Date, executed by an officer of each Buyer Party certifying to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b) hereof;

          (d) the waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated;

          (e) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against, the consummation of this Agreement; and

          (f) the Seller Parties shall have obtained the consents required in connection with the transactions contemplated hereby and disclosed in Schedule 4.3.

                                   ARTICLE IX

                             DELIVERIES AT CLOSING

          Section 9.1 Documents to be Delivered by the Seller Parties. At the Closing, the Seller Parties shall deliver, or cause to be delivered, to the Buyer Parties the following:

          (a) a copy of resolutions of the board of directors of each Seller Party authorizing the execution, delivery and performance of this Agreement by such Seller Party and a certificate of the secretary or assistant secretary of such Seller Party, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

          (b) the officer's certificate referred to in Section 8.1(c);

          (c) a bill of sale and deeds, assignments and any other necessary instruments, satisfactory in form and content and approved prior to the Closing by Parent, conveying all the Purchased Assets to Parent;

          (d) estoppel certificates in form and substance satisfactory to Parent executed by the landlords under each of the Assigned Leases; and

          (e) a stock certificate or certificates representing 600,000 shares (70%) of the outstanding capital stock of ETCI, duly endorsed in blank or accompanied by an irrevocable stock power.

          Section 9.2 Documents to be Delivered by Buyer. At the Closing, the Buyer Parties shall deliver, or cause to be delivered, to the Seller Parties the following:

          (a) the wire transfer referred to in Section 2.3;

          (b)  the executed First Note;

          (c)  the executed Convertible Note;

          (d) a copy of the resolutions of the board of directors of each Buyer Party authorizing the execution, delivery and performance of this Agreement by such Buyer Party and a certificate of the secretary or assistant secretary of such Buyer Party, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect; and

          (e) the officer's certificate referred to in Section 8.2(c).

          Section 9.3 Other Documents to be Delivered. At the Closing, the appropriate Buyer Parties and Seller Parties shall deliver the following:

          (a) the registration rights agreement referred to in Section 2.6; and

          (b) the stockholders' agreement referred to in Section 2.7


                                   ARTICLE X

                               GENERAL PROVISIONS

          Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written agreement executed by the Seller Parties and the Buyer Parties;

          (b) by the Buyer Parties, if any of the conditions specified in
Section 8.1 hereof shall not have been satisfied or waived in writing by the Buyer Parties on or before October 15, 1995; or

          (c) by the Seller Parties, if any of the conditions specified in
Section 8.2 hereof shall not have been satisfied or waived in writing by the Seller Parties on or before October 15, 1995;

provided, however, that a party shall not be allowed to exercise any right of termination pursuant to this Section 10.1 if the event giving rise to such termination right shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

          Upon such termination, neither of the parties nor any other person shall have any liability or further obligation arising out of this Agreement except for any liability resulting from its breach of this Agreement prior to termination, except that the provisions of Sections 10.4, 10.10, 10.13 shall continue to apply.

          Section 10.2  Confidentiality; Publicity; Books and Records.  (a)   No
Seller Party or Affiliate thereof will, directly or indirectly, disclose or provide to any other person any non-public information of a confidential nature concerning the Business, the Purchased Assets or the business or operations of Seller, except as is required in governmental filings or judicial, administrative or arbitration proceedings. In the event that any Seller Party or Affiliate becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, such Seller Party shall, and shall cause such Affiliate to, provide Buyer with prompt notice of such requirement so that Buyer may seek a protective order or other appropriate remedy.

In the event that such protective order or other remedy is not obtained, such Seller Party shall, and shall cause such Affiliate to, furnish only that portion of the information that such Seller Party or such Affiliate, as the case may be, is advised by its counsel is legally required and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by such Seller Party or any Affiliate that was not permitted by this Agreement.

          (b) No Buyer Party or Affiliate thereof will, directly or indirectly, disclose or provide to any other person any nonpublic information of a confidential nature concerning the business or operations of Seller, except as is required in governmental filings or judicial, administrative or arbitration proceedings; provided, however, that following the Closing, the obligation not to disclose shall not apply to disclosures regarding the Business or the Purchased Assets being acquired. In the event that any Buyer Party or Affiliate becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, such Buyer Party shall, and shall cause such Affiliate to, provide Seller with prompt notice of such requirements so that Seller may seek a protective order or other appropriate remedy in the event that such protective order or other remedy is not obtained, such Buyer Party shall, and shall cause such Affiliate to, furnish only that portion of the information that such Buyer Party or such Affiliate, as the case may be, as advised by its counsel as legally required, and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by such Buyer Party or any Affiliate that was not permitted by this Agreement.

          (c) Subject to applicable securities law or stock exchange requirements, the parties hereto will promptly advise, and obtain the approval of, the other parties before issuing any press release with respect to this Agreement or the transactions contemplated hereby.

          (d) For a period of five years after the Closing Date, Buyer will preserve and retain the books and records of Seller constituting part of the Purchased Assets and make such books and records available at the then current administrative headquarters of Buyer to Seller and its officers, employees and agents, upon reasonable notice and at reasonable times, at Seller's cost and expense, it being understood that the Seller shall be entitled to make copies of any such books and records as shall be reasonably necessary.

          Section 10.3 Seller Parties to Enforce Certain Agreements. Seller hereby assigns its rights to Buyer in lieu of being obligated to enforce such rights under any agreement, arrangement or other legal right it may have with or relating to any employee (or former employee) or other party with respect to the confidentiality of any information relating to Seller or the Business.

          Section 10.4 Expenses. The Buyer Parties and the Seller Parties shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein, except as otherwise provided herein.

          Section 10.5 Entire Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

          Section 10.6 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

          Section 10.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when
(i) personally delivered or (ii) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice):

                                 (a)  If to Buyer, to:

                                 Drilex Holdings Corp.
                                 600 Travis, Suite 6600
                                 Houston, Texas  77002
                                 Attention: John Forrest

                                 With a copy to:

                                 Baker & Botts, L.L.P.
                                 One Shell Plaza
                                 910 Louisiana Street
                                 Houston, Texas  77002-4995
                                 Attention:  J. David Kirkland, Jr.

                                 (b)  If to any Seller Party, to:

                                 ENSCO International Incorporated
                                 1445 Ross Avenue, Suite 2700
                                 Dallas, Texas  75202-2792
                                 Attention:  C. Christopher Gaut

                                 With a copy to:

                                 Baker & McKenzie
                                 4500 Trammell Crow Center
                                 2001 Ross Avenue
                                 Dallas, Texas 75201
                                 Attention: Daniel W. Rabun

          Section 10.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party.

          Section 10.9 Compliance with Bulk Sales Laws. Parent and Seller waive compliance with the requirements of any applicable bulk sales laws of any jurisdiction.

          Section 10.10 Performance. ENSCO agrees to cause Seller to perform all its obligations and agreements under this Agreement and hereby guarantees the payment and performance by Seller of all such obligations and agreements. Parent agrees to cause Buyer to perform all its obligations and agreements under this Agreement and hereby guarantees the payment and performance by Buyer of all such obligations and agreements.

          Section 10.11 Title and Risk of Loss. Title to, liability for and in connection with, and risk of loss of Purchased Assets shall remain with Seller in every instance until said assets are delivered to Buyer in accordance with this Agreement.

          Section 10.12 Limitation on Interest. Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid that constitute interest under applicable law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by applicable law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payor of such interest.

          Section 10.13 Choice of Law; Section Headings; Table of Contents.
This Agreement shall be governed by the internal laws of the State of Texas (without regard to the choice of law provisions thereof). The section headings and any table of contents contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 10.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                 DRILEX HOLDINGS CORP.



                                 By: /s/ JOHN FORREST
                                    ---------------------------------
                                    John Forrest
                                    President


                                 DRILEX SYSTEMS, INC.



                                 By: /s/ JOHN FORREST
                                    --------------------------------
                                    John Forrest
                                    President


                                 ENSCO TECHNOLOGY COMPANY



                                 By: /s/ C. C. GAUT
                                    --------------------------------
                                    C. Christopher Gaut
                                    Vice President


                                 ENSCO INTERNATIONAL INCORPORATED



                                 By: /s/ C. C. GAUT
                                    --------------------------------
                                    C. Christopher Gaut
                                    Vice President

                                                                       Exhibit A


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE ASSIGNED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED (OTHER THAN TO ENSCO INTERNATIONAL INCORPORATED OR ANY OF ITS SUBSIDIARIES) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

$2,220,000.00                                                 September 30, 1995
                                                                  Houston, Texas

                                PROMISSORY NOTE

          DRILEX HOLDINGS CORP., a Delaware corporation ("Maker") for value received, promises and agrees to pay to ENSCO Technology Company, a Delaware corporation or its Permitted Assigns (as defined below) ("Payee"), in lawful money of the United States of America the principal sum of TWO MILLION TWO HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($2,220,000.00), in five equal consecutive annual installments each in the amount of $444,000.00 on each anniversary of the date of this note, commencing on the first anniversary thereof and ending on the fifth anniversary thereof, together with interest thereon (calculated on the basis of a 365 day year, or a 366 day year in the case of a leap year) from and after the date hereof until maturity at a varying rate per annum (the "Applicable Rate") which is equal to the interest rate established by Chemical Bank from time to time as its "base rate," but in no event to exceed the maximum rate of nonusurious interest allowed from time to time by law (the "Highest Lawful Rate"), with adjustments in such varying rate to be made on the same date as any change in the base rate and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate. All past due amounts or principal or installments thereof, and to the extent permitted by applicable law, unpaid interest on this note from time to time outstanding, and all unpaid amounts of principal of this note during any period in which an Event of Default (as defined below) exists or would exist but for the giving of notice or the passage of time, shall bear interest from and after maturity at the varying rate equal to the Applicable Rate plus 3%, but in no event greater than the Highest Lawful Rate. All sums due under this note are payable to Payee at such address as may be designated in writing by the holder hereof to the Maker.

          ACCRUED INTEREST is due and payable quarterly beginning December 31, 1995 and on the last day of each and every third consecutive calendar month thereafter and at maturity; provided, however, that if the principal of this note is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest is due and payable on the date of such prepayment. If any amount owing under this note is due and payable on a day that is not a business day, such payment shall instead be due and payable on the next succeeding business day. Maker has the right to prepay this note in whole or in part at any time and from time to time without premium or penalty upon not less than five days' notice to Payee. Any principal amount so prepaid shall be applied in inverse order of maturity to the remaining installments of principal not then due.

$2,220,000.00                    Houston, Texas              September 30, 1995

          MAKER SHALL prepay the remaining principal amount of this note in its entirety, together with accrued and unpaid interest with respect to such principal amount, in the event of any Change of Control (as defined below) or any public offering of Maker's securities resulting in aggregate net proceeds to Maker of greater than $7,500,000. Such prepayment shall be made within 30 days after the effective date of such Change of Control or the receipt by maker of net proceeds of greater than $7,500,000 from the public offering of its securities. For purposes of this note, a "Change of Control" shall be deemed to have occurred: (a) at such time as any person, entity or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than DRLX Partners, L.P. or its affiliates on the date hereof, is or becomes the "beneficial owner"(within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of outstanding shares of stock of Maker entitling such person, entity or group to exercise 30% or more of the total voting power of all classes of stock of Maker entitled to vote in an election of directors, unless the beneficial ownership of DRLX Partners, L.P. and its affiliates is greater than the beneficial ownership of such person, entity or group, (b) if a majority of the Board of Directors of Maker shall consist of persons other than Continuing Directors (as defined below), (c) SCF Partners, L.P. (or a successor to substantially all of the business thereof with substantially the same ownership immediately after the succession) shall fail to be the sole general partner of DRLX Partners, L.P. or (d) upon any sale, transfer or other disposition of all or substantially all of the assets of Maker. The term "Continuing Director" shall mean any member of the Board of Directors on the date hereof and any other member of the Board of Directors who shall be recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors.

          SO LONG as any principal or interest remains unpaid on this note, Maker will comply or cause compliance with each of the following covenants:

     (a) Maker and its subsidiaries shall maintain a Tangible Net Worth (as defined below) of at least $4,000,000. The term "Tangible Net Worth" shall mean the difference of (i) Maker's Common Stockholders' Equity (as defined below) on a consolidated basis and (ii) all of its intangibles, including (A) deferred charges and (B) the aggregate of all amounts appearing on the assets side of Maker's balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term "Common Stockholders' Equity" shall mean stockholders equity, including (1) common stock, (2) paid in capital in excess of par, (3) retained earnings (net of any reserves of retained earnings) and (4) cumulative translation adjustment, but excluding any preferred stock.

     (b) Maker shall furnish Payee with one copy of any and all financial information and financial statements furnished to the lenders under Maker's credit facilities within five days after Maker furnishes such financial statements and information to such lenders, and Maker shall within 120 days after the close of each fiscal year of Maker, within 45 days after the end of the first three quarterly periods in each fiscal year of Maker and within 30 days after the end of each month in each fiscal year of Maker, furnish to Payee the consolidated and consolidating financial statements of Maker for such period to the extent not previously furnished to Payee.

$2,220,000.00                 Houston, Texas                 September 30, 1995

     (c) Maker shall (i) furnish Payee with copies of any and all certificates and other reports regarding compliance with covenants and agreements relating to Maker's credit facilities within five days after Maker furnishes such certificates and reports to any of its lenders and (ii) promptly notify Payee in writing of any Event of Default under this note.

          FOR PURPOSES of this note, an "Event of Default" shall occur whenever:
(a) default is made in the payment when due of any installment of principal on this note or that certain promissory note in the original principal amount of $2,500,000.00 of even date herewith executed by Maker and payable to Payee or any other promissory notes executed by Maker and payable to Payee in replacement thereof (collectively, the "Other Notes"), (b) default is made in the payment when due of any installment of interest on this note or any of the Other Notes and such default has not been cured within five days after the date on which such payment is due, (c) Maker or any of its subsidiaries shall fail to pay when due, or within any applicable period of grace, any principal of or interest on any other indebtedness having a principal amount outstanding in excess of $500,000 and (1) such default is not cured or withdrawn within 60 days after the date of such default in payment of such amount or (2) such default results in the acceleration of such indebtedness, (d) Maker shall pay a dividend or make a distribution to holders of its securities generally other than in shares of stock or other securities of Maker or rights to purchase stock or other securities of Maker, (e) Maker fails to comply with any of its other agreements in this note or any of the Other Notes, (f) Maker or any of its subsidiaries shall fail to comply with any material financial covenant under any agreement relating to indebtedness of Maker or such subsidiary to any financial institution having a principal amount outstanding in excess of $1,000,000 and
(1) such default is not cured or withdrawn within 90 days after the end of the financial period (or in the case of any annual period, 150 days) for which financial statements showing such default were required to be delivered under this note or (2) such default results in the acceleration of such indebtedness,
(g) Maker institutes proceedings to be adjudicated as bankrupt or insolvent, or consents to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act or any other applicable federal or state law, or consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of Maker, or of any substantial part of its property, or makes an assignment for the benefit of creditors, or takes corporate action in furtherance of any such action, or (h) within 60 days after the commencement of an action against Maker seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Maker or all orders or proceedings thereunder affecting the operations or the business of Maker stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of Maker of any trustee, receiver or liquidator of Maker or all or any substantial part of the properties of the Maker, such appointment shall not have been vacated.

          UPON THE OCCURRENCE and during the continuance of any Event of Default described in clause (a), (b), (c), (d), (e) or (f) of the foregoing paragraph, Payee may declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clause (g) or (h) of the foregoing paragraph, the entire principal amount of all indebtedness then outstanding

$2,220,000.00                 Houston, Texas               September, 30, 1995

under this note, together with interest then accrued thereon, shall automatically become immediately due and payable.

          THIS NOTE may not be assigned, transferred, hypothecated or pledged by Payee except to ENSCO International Incorporated or its subsidiaries, who shall be deemed "Permitted Assigns" hereunder, and any attempt to do so is void and of no effect.

          IT IS the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the note by the holder hereof (or, to the extent that this note shall have been or would thereby be paid in full, refunded to the Maker).

          IF THE holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable costs, expenses and fees incurred by the holder, including reasonable attorney's fees.

          MAKER AND each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder.

          THIS NOTE has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America.

                                              DRILEX HOLDINGS CORP.



                                              By:/s/ John Forrest
                                                 ---------------------------
                                                 John Forrest
                                                 President

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE ASSIGNED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED (OTHER THAN TO ENSCO INTERNATIONAL INCORPORATED OR ANY OF ITS SUBSIDIARIES) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

$3,561,000.00                                                    January 1, 1996
                                                                  Houston, Texas

                                PROMISSORY NOTE

          DRILEX HOLDINGS CORP., a Delaware corporation ("Maker") for value received, promises and agrees to pay to ENSCO Technology Company, a Delaware corporation or its Permitted Assigns (as defined below) ("Payee"), in lawful money of the United States of America the principal sum of THREE MILLION FIVE HUNDRED SIXTY-ONE THOUSAND AND 00/100 DOLLARS ($3,561,000.00), in five equal consecutive annual installments each in the amount of $712,200.00, commencing on September 30, 1996 and continuing on each anniversary thereof until the fourth anniversary thereof, upon which date the fifth and final installment shall be paid, together with interest thereon (calculated on the basis of a 365 day year, or a 366 day year in the case of a leap year) from and after the date hereof until maturity at a varying rate per annum (the "Applicable Rate") which is equal to the interest rate established by Chemical Bank from time to time as its "base rate," but in no event to exceed the maximum rate of nonusurious interest allowed from time to time by law (the "Highest Lawful Rate"), with adjustments in such varying rate to be made on the same date as any change in the base rate and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate. All past due amounts or principal or installments thereof, and to the extent permitted by applicable law, unpaid interest on this note from time to time outstanding, and all unpaid amounts of principal of this note during any period in which an Event of Default (as defined below) exists or would exist but for the giving of notice or the passage of time, shall bear interest from and after maturity at the varying rate equal to the Applicable Rate plus 3%, but in no event greater than the Highest Lawful Rate. All sums due under this note are payable to Payee at such address as may be designated in writing by the holder hereof to the Maker.

          ACCRUED INTEREST is due and payable quarterly beginning March 31, 1996 and on the last day of each and every third consecutive calendar month thereafter and at maturity; provided, however, that if the principal of this note is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest is due and payable on the date of such prepayment. If any amount owing under this note is due and payable on a day that is not a business day, such payment shall instead be due and payable on the next succeeding business day. Maker has the right to prepay this note in whole or in part at any time and from time to time without premium or penalty

$3,561,000.00                    Houston, Texas                January 1, 1996

upon not less than five days' notice to Payee. Any principal amount so prepaid shall be applied in inverse order of maturity to the remaining installments of principal not then due.

          MAKER SHALL prepay the remaining principal amount of this note in its entirety, together with accrued and unpaid interest with respect to such principal amount, in the event of any Change of Control (as defined below) or any public offering of Maker's securities resulting in aggregate net proceeds to Maker of greater than $7,500,000. Such prepayment shall be made within 30 days after the effective date of such Change of Control or the receipt by maker of net proceeds of greater than $7,500,000 from the public offering of its securities. For purposes of this note, a "Change of Control" shall be deemed to have occurred: (a) at such time as any person, entity or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than DRLX Partners, L.P. or its affiliates on the date hereof, is or becomes the "beneficial owner"(within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of outstanding shares of stock of Maker entitling such person, entity or group to exercise 30% or more of the total voting power of all classes of stock of Maker entitled to vote in an election of directors, unless the beneficial ownership of DRLX Partners, L.P. and its affiliates is greater than the beneficial ownership of such person, entity or group, (b) if a majority of the Board of Directors of Maker shall consist of persons other than Continuing Directors (as defined below), (c) SCF Partners, L.P. (or a successor to substantially all of the business thereof with substantially the same ownership immediately after the succession) shall fail to be the sole general partner of DRLX Partners, L.P. or (d) upon any sale, transfer or other disposition of all or substantially all of the assets of Maker. The term "Continuing Director" shall mean any member of the Board of Directors on the date hereof and any other member of the Board of Directors who shall be recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors.

          SO LONG as any principal or interest remains unpaid on this note, Maker will comply or cause compliance with each of the following covenants:

     (a) Maker and its subsidiaries shall maintain a Tangible Net Worth (as defined below) of at least $4,000,000. The term "Tangible Net Worth" shall mean the difference of (i) Maker's Common Stockholders' Equity (as defined below) on a consolidated basis and (ii) all of its intangibles, including (A) deferred charges and (B) the aggregate of all amounts appearing on the assets side of Maker's balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term "Common Stockholders' Equity" shall mean stockholders equity, including (1) common stock, (2) paid in capital in excess of par, (3) retained earnings (net of any reserves of retained earnings) and (4) cumulative translation adjustment, but excluding any preferred stock.

     (b) Maker shall furnish Payee with one copy of any and all financial information and financial statements furnished to the lenders under Maker's credit facilities within five days after Maker furnishes such financial statements and information to such lenders, and Maker shall within 120 days after the close of each fiscal year of Maker, within 45 days after the end of the first three quarterly periods in each fiscal year of Maker and within 30 days

$3,561,000.00                    Houston, Texas                January 1, 1996

after the end of each month in each fiscal year of Maker, furnish to Payee the consolidated and consolidating financial statements of Maker for such period to the extent not previously furnished to Payee.

     (c) Maker shall (i) furnish Payee with copies of any and all certificates and other reports regarding compliance with covenants and agreements relating to Maker's credit facilities within five days after Maker furnishes such certificates and reports to any of its lenders and (ii) promptly notify Payee in writing of any Event of Default under this note.

          FOR PURPOSES of this note, an "Event of Default" shall occur whenever:
(a) default is made in the payment when due of any installment of principal on this note or that certain promissory note in the original principal amount of $2,500,000.00 of even date herewith executed by Maker and payable to Payee or any other promissory notes executed by Maker and payable to Payee in replacement thereof (collectively, the "Other Notes"), (b) default is made in the payment when due of any installment of interest on this note or any of the Other Notes and such default has not been cured within five days after the date on which such payment is due, (c) Maker or any of its subsidiaries shall fail to pay when due, or within any applicable period of grace, any principal of or interest on any other indebtedness having a principal amount outstanding in excess of $500,000 and (1) such default is not cured or withdrawn within 60 days after the date of such default in payment of such amount or (2) such default results in the acceleration of such indebtedness, (d) Maker shall pay a dividend or make a distribution to holders of its securities generally other than in shares of stock or other securities of Maker or rights to purchase stock or other securities of Maker, (e) Maker fails to comply with any of its other agreements in this note or any of the Other Notes, (f) Maker or any of its subsidiaries shall fail to comply with any material financial covenant under any agreement relating to indebtedness of Maker or such subsidiary to any financial institution having a principal amount outstanding in excess of $1,000,000 and
(1) such default is not cured or withdrawn within 90 days after the end of the financial period (or in the case of any annual period, 150 days) for which financial statements showing such default were required to be delivered under this note or (2) such default results in the acceleration of such indebtedness,
(g) Maker institutes proceedings to be adjudicated as bankrupt or insolvent, or consents to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act or any other applicable federal or state law, or consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of Maker, or of any substantial part of its property, or makes an assignment for the benefit of creditors, or takes corporate action in furtherance of any such action, or (h) within 60 days after the commencement of an action against Maker seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Maker or all orders or proceedings thereunder affecting the operations or the business of Maker stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of Maker of any trustee, receiver or liquidator of Maker or all or any substantial part of the properties of the Maker, such appointment shall not have been vacated.

$3,561,000.00                    Houston, Texas                January 1, 1996

          UPON THE OCCURRENCE and during the continuance of any Event of Default described in clause (a), (b), (c), (d), (e) or (f) of the foregoing paragraph, Payee may declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clause (g) or (h) of the foregoing paragraph, the entire principal amount of all indebtedness then outstanding under this note, together with interest then accrued thereon, shall automatically become immediately due and payable.

          THIS NOTE may not be assigned, transferred, hypothecated or pledged by Payee except to ENSCO International Incorporated or its subsidiaries, who shall be deemed "Permitted Assigns" hereunder, and any attempt to do so is void and of no effect.

          IT IS the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the note by the holder hereof (or, to the extent that this note shall have been or would thereby be paid in full, refunded to the Maker).

          IF THE holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable costs, expenses and fees incurred by the holder, including reasonable attorney's fees.

          MAKER AND each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder.

$3,561,000.00                    Houston, Texas                January 1, 1996

          THIS NOTE has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America.

          THIS NOTE replaces and supersedes in its entirety that certain promissory note dated September 30, 1995 in the principal amount of $2,200,000 executed by Drilex Holdings Corp. in favor of ENSCO Technology Company. Upon the execution and delivery hereof, such promissory note shall be cancelled and shall be of no further force and effect.

                              DRILEX HOLDINGS CORP.


                              By: /s/ JOHN FORREST
                                 ------------------------
                                 John Forrest
                                 President